Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Reports
Third Quarter 2019 Financial Results

Net Income of $0.38 per Diluted Share
FFO of $0.51 per Diluted Share (Excluding Specified Items)
Grew same-store office and studio cash NOI by 7.5% and 29.3%, respectively
Signed Over 550,000 Square Feet of Office Leases
Achieved GAAP and cash rent growth of 26.2% and 12.5%, respectively
Increased in-service leased percentage to 94.7%
Sold Campus Center Office and Land for a Combined $148 Million
Increased 2019 FFO Guidance to $2.00 to $2.06
per Diluted Share (Excluding Specified Items)
Increased office and studio same-store cash NOI growth assumption midpoints to 5.5% and 7.5%, respectively
____________
LOS ANGELES (October 30, 2019)—Hudson Pacific Properties, Inc. (the "Company" or "Hudson Pacific") (NYSE: HPP) today announced financial results for the third quarter 2019.

Management Comments & Industry Outlook
Victor Coleman, Hudson Pacific Properties' Chairman and CEO, said:

"Our third quarter and year-to-date results highlight solid momentum across all aspects of our business, whether in terms of leasing, operations, development, capital recycling or balance sheet management. We signed another half a million square feet of leases this quarter with exceptional rent spreads. This strong execution, coupled with excellent West Coast office and studio fundamentals, contributed to robust NOI growth at our same-store properties, and to our decision to raise guidance assumptions in relation to those properties yet again. In addition, recent development and redevelopment deliveries, including our fully pre-leased EPIC project earlier this month, are now poised to contribute substantially to our non-same-store property NOI growth starting in the fourth quarter and beyond.

"Specific to our balance sheet, during and subsequent to the quarter, we continued to address near-term maturities, further improving our credit profile and liquidity. We used net proceeds from our Campus Center sale and our third successful public debt offering to either repay or improve terms on our outstanding indebtedness. Shortly thereafter, we received an upgrade to Baa2 with a stable outlook from Moody's. We now have only $65.0 million maturing next year, with no maturities thereafter until 2022, and over $900.0 million of immediate liquidity to support our growth objectives and business plan."

Consolidated Financial & Operating Results
For third quarter 2019 compared to third quarter 2018:

•	Net income attributable to common stockholders of $58.8 million, or $0.38 per diluted share, compared to $17.4 million, or $0.11 per diluted share;

◦	Net income includes a $47.1 million gain on sale of real estate in connection with the disposition of the Campus Center office and land;

Hudson Pacific Properties, Inc.
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•	FFO, excluding specified items, of $79.6 million, or $0.51 per diluted share, compared to $73.3 million, or $0.47 per diluted share;

◦
Specified items consisting of transaction-related expenses of $0.3 million, or $0.00 per diluted share, compared to specified items consisting of transaction-related expenses of $0.2 million, or $0.00 per diluted share;

•	FFO, including specified items, of $79.2 million, or $0.51 per diluted share, compared to $73.1 million, or $0.46 per diluted share;

•	Total revenue increased 15.2% to $208.2 million;

•	Total operating expenses increased 14.9% to $165.9 million; and

•	Interest expense increased 32.1% to $26.6 million.

Office Segment Results
Financial & operating
For third quarter 2019 compared to third quarter 2018:

•	Total revenue increased 15.2% to $186.0 million. Primary factors include:

◦
Acquisitions of 10850 Pico (August 31, 2018) and the Ferry Building (October 9, 2018), commencement of leases at Fourth & Traction and Maxwell, as well as improved occupancy and rents across the Company's in-service office portfolio, partially offset by the sale of Peninsula Office Park (July 27, 2018);

•	Operating expenses increased 16.9% to $67.0 million, primarily due to the aforementioned asset acquisitions, partially offset by the aforementioned sale; and

•	Net operating income and cash net operating income for the 35 same-store office properties increased 8.0% and 7.5%, respectively.
Leasing

•	Stabilized and in-service office portfolios were 96.4% and 94.7% leased, respectively; and

•
Executed 71 new and renewal leases totaling 551,721 square feet with GAAP and cash rent growth of 26.2% and 12.5%, respectively (note GAAP and cash rent growth was muted by Github’s third-quarter renewal and the conversion of its lease from modified gross to triple net expense recovery; adjustment for this conversion, based on estimated current year operating expenses, would result in third quarter GAAP and cash rent growth of 34.1% and 19.4%, respectively, and year-to-date GAAP and cash rent growth of 38.5% and 25.1%, respectively).

Studio Segment Results
Financial & operating
For third quarter 2019 compared to third quarter 2018:

•	Total revenue increased 15.3% to $22.2 million. Primary factors include:

◦	Acquisition of 6660 Santa Monica Boulevard (October 23, 2018), and higher rental rates and occupancy across all studios;

•	Total operating expenses increased 8.8% to $11.4 million, primarily due to increased staffing for security, janitorial, and other services across all studio properties; and

•	Net operating income and cash net operating income for the three same-store studio properties increased 22.9% and 29.3%, respectively.

Hudson Pacific Properties, Inc.
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Leasing

•	Trailing 12-month occupancy for the three same-store studio properties was 92.8%.

Leasing Activity
Executed significant leases throughout the Bay Area

•	Github renewed its 92,450-square-foot lease through July 2025 at 275 Brannan and 625 Second in San Francisco.

•	Auris Health signed a 65,217-square-foot lease through November 2022 at Skyway Landing and 333 Twin Dolphin in Redwood Shores.

•	Coherus Biosciences renewed its 40,341-square-foot lease through September 2024 at 333 Twin Dolphin in Redwood Shores, and signed a new coterminous lease for an additional 7,448 square feet.

Dispositions
Sold Milpitas office campus and land
On July 24, 2019, the Company sold Campus Center's 471,580-square-foot, three-building office campus for approximately $70.3 million before credits, prorations, and closing costs, and applied $70.0 million of net proceeds to repay its revolving credit facility. On July 30, 2019, the Company sold the Campus Center land for approximately $78.1 million before credits, prorations and closing costs, and applied $75.0 million of net proceeds to repay its revolving credit facility.

Balance Sheet
As of the end of the third quarter 2019:

•	$2.8 billion of total unsecured and secured debt and preferred units equivalent to a leverage ratio of 34.3%.

•	Approximately $806.8 million of total liquidity comprised of:

◦	$56.8 million of unrestricted cash and cash equivalents;

◦	$520.0 million of undrawn capacity under the unsecured revolving credit facility; and

◦	$230.0 million of excess capacity on the Sunset Bronson Studios/ICON/CUE revolving facility.

Dividend
Paid common dividend

•	The Company's Board of Directors declared a dividend on its common stock of $0.25 per share, equivalent to an annual rate of $1.00 per share.

Activities Subsequent to Third Quarter 2019
Delivered EPIC office development 100% pre-leased
On October 1, 2019, the Company placed in service its 302,102-square-foot EPIC creative office development, which is fully pre-leased to Netflix. Delivered on-time and on-budget, the $207 million project represents the Company's fourth Hollywood office development adjacent to or part of its Sunset Studios lots.

Hudson Pacific Properties, Inc.
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Issued $400.0 million of additional public debt
On October 3, 2019, the Company's operating partnership, Hudson Pacific Properties, L.P. (the "Operating Partnership"), completed a public offering of $400.0 million of senior notes issued at 99.268% of par value, with a coupon of 3.250%, maturing on January 15, 2030. The Operating Partnership used the net proceeds to repay its $300.0 million five-year term loan due April 2020, and to pay down its remaining $80.0 million balance on its revolving credit facility, with the remainder available for general corporate purposes.

Upgraded by Moody's to Baa2 with stable outlook
On October 16, 2019, Moody’s Investors Service ("Moody's") upgraded the Company’s credit rating, including its long-term issuer and senior unsecured ratings, from Baa3 to Baa2 with a stable outlook. The upgrade reflects the Company's quality portfolio in high-growth West Coast markets with solid fundamentals, good liquidity profile supported by a large unencumbered asset base, and strong fixed charge coverage. Moody’s also highlighted the Company’s experienced management team; demonstrated success in leasing, repositioning, development and redevelopment; and commitment to owning and operating sustainable and efficient properties.

2019 Outlook
The Company increased its full-year 2019 FFO guidance from its previously announced range of $1.98 to $2.04 per diluted share, excluding specified items, to a revised range of $2.00 to $2.06 per diluted share, excluding specified items. Specified items consist of transaction-related expenses of $0.5 million identified in connection with the Company's first and third quarter results, and one-time debt extinguishment costs of $0.7 million, $0.1 million of which was identified in connection with the Company's first quarter results and another $0.6 million of which will be identified in connection with the Company's fourth quarter results, stemming from the repayment of our $300.0 million five-year term loan due April 2020, as described earlier. Combined, these specified items total $1.2 million, or $0.01 per diluted share.
The full-year 2019 FFO estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. It otherwise excludes any impact from future unannounced or speculative acquisitions, dispositions, debt financings or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that the actual results will not differ materially from this estimate.

Below are some of the assumptions the Company used in providing this guidance (dollars and share data in thousands):

Hudson Pacific Properties, Inc.
Press Release

	Full Year 2019
Metric	Low	High
Growth in same-store office property cash NOI(1)(2)	5.00%	6.00%
Growth in same-store studio property cash NOI(1)(2)	7.00%	8.00%
GAAP non-cash revenue (straight-line rent and above/below-market rents)(3)	$59,000	$69,000
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(4,000)	$(4,000)
General and administrative expenses(4)(5)	$(70,000)	$(74,000)
Interest expense(6)	$(105,500)	$(108,500)
Interest income	$3,450	$3,550
Corporate-related depreciation and amortization	$(2,050)	$(2,150)
FFO from unconsolidated joint ventures	$3,000	$4,000
FFO attributable to non-controlling interests	$(26,500)	$(30,500)
Weighted average common stock/units outstanding—diluted(7)	156,000	157,000

1.
Same-store is defined as the 31 office properties or three studio properties, as applicable, owned and included in the Company's stabilized portfolio as of January 1, 2018, and anticipated to still be owned and included in the stabilized portfolio through December 31, 2019.

2.	Please see non-GAAP information below for definition of cash NOI.

3.	Includes non-cash straight-line rent associated with the studio and office properties.

4.	Includes non-cash compensation expense, which the Company estimates at $20,500 in 2019.

5.
Includes approximately $5.4 million related to the adoption of ASC 842 on January 1, 2019, under which lessors will only capitalize incremental direct leasing costs. As a result, the Company will no longer capitalize certain legal costs and internal leasing compensation and instead will expense these costs as incurred.

6.	Includes amortization of deferred financing costs and loan discounts/premiums, which the Company estimates at $6,500 in 2019.

7.
Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2019 includes an estimate for the dilution impact of stock grants to the Company's executives under its 2017, 2018 and 2019 outperformance programs, as well as performance-based awards under the Company's special one-time retention award grants. This estimate is based on the projected award potential of such programs as of the end of such periods, as calculated in accordance with the ASC 260, Earnings Per Share.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, including the information under "2019 Outlook" above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Supplemental Information
Supplemental financial information regarding Hudson Pacific's third quarter 2019 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property, and debt maturity schedules.

Hudson Pacific Properties, Inc.
Press Release

Conference Call
The Company will hold a conference call to discuss third quarter 2019 financial results at 11:00 a.m. PT / 2:00 p.m. ET on October 30, 2019. Please dial (877) 407-0784 to access the call. International callers should dial (201) 689-8560. A live, listen-only webcast can be accessed via the Investors section of the Company's website at HudsonPacificProperties.com, where a replay of the call will be available. A replay will also be available beginning October 30, 2019 at 2:00 p.m. PT / 5:00 p.m. ET, through November 13, 2019 at 8:59 p.m. PT / 11:59 p.m. ET, by dialing (844) 512-2921 and entering the passcode 13695149. International callers should dial (412) 317-6671 and enter the same passcode.

About Hudson Pacific
Hudson Pacific is a real estate investment trust with a portfolio of office and studio properties totaling nearly 19 million square feet, including land for development. Focused on premier West Coast epicenters of innovation, media and technology, its anchor tenants include Fortune 500 and leading growth companies such as Netflix, Google, Square, Uber, NFL Enterprises and more. Hudson Pacific is publicly traded on the NYSE under the symbol HPP, and listed as a component of the Russell 2000® and the Russell 3000® indices. For more information visit HudsonPacificProperties.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Contact
Laura Campbell
Senior Vice President, Investor Relations and Marketing
(310) 622-1702
lcampbell@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
Press Release

Consolidated Balance Sheets
In thousands, except share data

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Investment in real estate, at cost	$7,162,474	$7,059,537
Accumulated depreciation and amortization	(841,802)	(695,631)
Investment in real estate, net	6,320,672	6,363,906
Cash and cash equivalents	56,777	53,740
Restricted cash	12,562	14,451
Accounts receivable, net	15,432	14,004
Straight-line rent receivables, net	181,971	142,369
Deferred leasing costs and lease intangible assets, net	294,959	279,896
U.S. Government securities	142,268	146,880
Operating lease right-of-use asset	270,318	—
Prepaid expenses and other assets, net	69,152	55,633
Investment in unconsolidated real estate entity	64,183	—
TOTAL ASSETS	$7,428,294	$7,070,879

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$2,728,387	$2,623,835
In-substance defeased debt	135,846	138,223
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	261,272	175,300
Operating lease liability	273,624	—
Lease intangible liabilities, net	34,717	45,612
Security deposits and prepaid rent	64,474	68,687
Total liabilities	3,564,456	3,117,793

Redeemable preferred units of the operating partnership	9,815	9,815
Redeemable non-controlling interest in consolidated real estate entities	122,216	113,141

Equity
Hudson Pacific Properties, Inc. stockholders' equity:
Common stock, $0.01 par value, 490,000,000 authorized, 154,414,452 shares and 154,371,538 shares outstanding at September 30, 2019 and December 31, 2018, respectively	1,543	1,543
Additional paid-in capital	3,442,136	3,524,502
Accumulated other comprehensive (loss) income	(2,727)	17,501
Total Hudson Pacific Properties, Inc. stockholders' equity	3,440,952	3,543,546
Non-controlling interest—members in consolidated entities	269,662	268,246
Non-controlling interest—units in the operating partnership	21,193	18,338
Total equity	3,731,807	3,830,130
TOTAL LIABILITIES AND EQUITY	$7,428,294	$7,070,879

Hudson Pacific Properties, Inc.
Press Release

Consolidated Statements of Operations
In thousands, except share data

	Three Months Ended September 30,				Nine Months Ended September 30,

	2019		2018		2019	2018
REVENUES
Office
Rental(1)	$179,197		$129,963		$521,650	$389,777
Tenant recoveries(1)	—		24,615		—	67,479
Service revenues and other(1)	6,818		6,868		19,270	19,272
Total office revenues	186,015		161,446		540,920	476,528
Studio
Rental(1)	11,086		11,731		38,001	32,822
Tenant recoveries(1)	—		299		—	1,153
Service revenues and other(1)	11,117		7,222		23,342	19,482
Total studio revenues	22,203		19,252		61,343	53,457
Total revenues	208,218		180,698		602,263	529,985
OPERATING EXPENSES
Office operating expenses	66,969		57,295		188,680	164,475
Studio operating expenses	11,440		10,511		32,088	28,714
General and administrative	17,661		14,280		54,099	46,047
Depreciation and amortization	69,781		62,224		207,892	183,483
Total operating expenses	165,851		144,310		482,759	422,719
OTHER INCOME (EXPENSE)
Loss from unconsolidated joint venture	(260)		—		(345)	—
Interest expense	(26,590)		(20,131)		(77,492)	(59,965)
Interest income	1,002		418		3,034	493
Transaction-related expenses	(331)		(165)		(459)	(283)
Unrealized gain on non-real estate investment	—		—		—	928
Gain on sale of real estate	47,100		3,735		47,100	43,337
Impairment loss	—		—		(52,201)	—
Other (loss) income	(333)		25		(258)	748
Total other income (expense)	20,588		(16,118)		(80,621)	(14,742)
Net income	62,955	—	20,270	—	38,883	92,524
Net income attributable to preferred units	(153)		(153)		(459)	(465)
Net income attributable to participating securities	(274)		(118)		(138)	(555)
Net income attributable to non-controlling interest in consolidated real estate entities	(3,660)		(2,520)		(9,798)	(9,010)
Net loss (income) attributable to redeemable non-controlling interest in consolidated real estate entities	347		(49)		1,505	(49)
Net income attributable to non-controlling interest in the operating partnership	(460)		(63)		(225)	(299)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$58,755		$17,367		$29,768	$82,146

BASIC AND DILUTED PER SHARE AMOUNTS
Net income attributable to common stockholders—basic	$0.38		$0.11		$0.19	$0.53
Net income attributable to common stockholders—diluted	$0.38		$0.11		$0.19	$0.52
Weighted average shares of common stock outstanding—basic	154,414,452		155,649,110		154,398,466	155,637,351
Weighted average shares of common stock outstanding—diluted	156,498,919		156,669,247		156,400,075	156,628,488

1.	The Company adopted a new accounting standard that required a change in its presentation of revenues.

Hudson Pacific Properties, Inc.
Press Release

Funds From Operations
Unaudited, in thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net income	$62,955	$20,270	$38,883	$92,524
Adjustments:
Depreciation and amortization—Consolidated	69,781	62,224	207,892	183,483
Depreciation and amortization—Corporate-related	(543)	(497)	(1,596)	(1,470)
Depreciation and amortization—Company's share from unconsolidated real estate investment	1,751	—	2,314	—
Gains on sale of real estate	(47,100)	(3,735)	(47,100)	(43,337)
Impairment loss	—	—	52,201	—
Unrealized gain on non-real estate investment(2)	—	—	—	(928)
FFO attributable to non-controlling interests	(7,463)	(5,019)	(21,032)	(15,666)
FFO attributable to preferred units	(153)	(153)	(459)	(465)
FFO to common stockholders and unitholders	79,228	73,090	231,103	214,141
Specified items impacting FFO:
Transaction-related expenses	331	165	459	283
One-time debt extinguishment cost	—	—	143	421
FFO (excluding specified items) to common stockholders and unitholders	$79,559	$73,255	$231,705	$214,845

Weighted average common stock/units outstanding—diluted	156,011	157,238	155,912	157,198
FFO per common stock/unit—diluted	$0.51	$0.46	$1.48	$1.36
FFO (excluding specified items) per common stock/unit—diluted	$0.51	$0.47	$1.49	$1.37

1.
Hudson Pacific calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), adjusting for consolidated and unconsolidated joint ventures. The calculation of FFO includes amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. Hudson Pacific believes that FFO is a useful supplemental measure of its operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company's activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company's FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, Hudson Pacific believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company's performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. Hudson Pacific uses FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of Hudson Pacific's operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, which are significant economic costs and could materially impact the Company's results from operations.

2.
During second quarter 2018, Hudson Pacific recognized a $928 thousand unrealized gain on an unconsolidated non-real estate investment accounted for using the cost method approach. In December 2018, NAREIT issued a FFO White Paper providing an option to include these mark-to-market adjustments in the Company's calculation of FFO. During fourth quarter 2018, Hudson Pacific elected this option retroactively.

Hudson Pacific Properties, Inc.
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Net Operating Income
Unaudited, in thousands

	Three Months Ended September 30,
	2019	2018
RECONCILIATION OF NET INCOME TO NET OPERATING INCOME (“NOI”)(1):
Net income	$62,955	$20,270
Adjustments:
Loss from unconsolidated real estate investments	260	—
Interest expense	26,590	20,131
Interest income	(1,002)	(418)
Transaction-related expenses	331	165
Other loss (income)	333	(25)
Gains on sale of real estate	(47,100)	(3,735)
General and administrative	17,661	14,280
Depreciation and amortization	69,781	62,224
NOI	$129,809	$112,892

NET OPERATING INCOME BREAKDOWN
Same-store office cash revenues	127,211	117,335
Straight-line rent	6,033	4,680
Amortization of above-market and below-market leases, net	1,928	2,336
Amortization of lease incentive costs	(414)	(338)
Same-store office revenues	134,758	124,013

Same-store studios cash revenues	21,934	18,658
Straight-line rent	214	594
Amortization of lease incentive costs	(9)	—
Same-store studio revenues	22,139	19,252

Same-store revenues	156,897	143,265

Same-store office cash expenses	43,629	39,563
Amortization of above-market and below-market ground leases, net	590	590
Same-store office expenses	44,325	40,259

Same-store studio cash expenses	11,396	10,511
Same-store studio expenses	11,396	10,511

Same-store expenses	55,721	50,770

Same-store net operating income	101,176	92,495
Non-same-store net operating income	28,633	20,397
NET OPERATING INCOME	$129,809	$112,892

SAME-STORE OFFICE NOI GROWTH	8.0%
SAME-STORE OFFICE CASH NOI GROWTH	7.5%
SAME-STORE STUDIO NOI GROWTH	22.9%
SAME-STORE STUDIO CASH NOI GROWTH	29.3%

Hudson Pacific Properties, Inc.
Press Release

1.
Hudson Pacific evaluates performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of the Company's performance, or as an alternative to cash flows as a measure of liquidity, or the Company's ability to make distributions. All companies may not calculate NOI in the same manner. Hudson Pacific considers NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating the Company's properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Hudson Pacific calculates NOI as net income excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. Hudson Pacific defines NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. Hudson Pacific believes NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.